Exhibit 99.1

HAIGHTS CROSS COMMUNICATIONS
PRESS RELEASE
Investor Contact:
Paul J. Crecca
(914) 289-9420
pjcrecca@haightscross.com

Editorial Contact:
Michael Stugrin
(562) 498-6353                                                                         FOR IMMEDIATE RELEASE
mstugrin@verizon.net

HAIGHTS CROSS COMMUNICATIONS REPORTS
FIRST QUARTER 2008 RESULTS

White Plains, NY, May 14, 2008 — Haights Cross Communications, Inc. (HCC) today reported results for the first quarter ended March 31, 2008. On January 28, 2008, HCC announced a plan to sell all of its business assets, including its Triumph Learning, Recorded Books and Oakstone Publishing operating businesses. In March 2008, an orderly wind-down of HCC’s Sundance/Newbridge business was initiated. As these processes are still ongoing, HCC does not plan to hold its regular quarterly conference call to discuss operations and financial performance for this reporting period.

First Quarter 2008 Results

Revenue for the first quarter 2008 was $51.8 million, a decrease of $1.1 million, or 2.1%, from revenue of $52.9 million for the first quarter 2007, reflecting declines in the K-12 Supplemental Education and Medical Education segments, partially offset by revenue growth in the Test-prep and Intervention and Library segments.

Revenue for the Library segment, representing our Recorded Books business, increased $0.7 million, or 3.2%, to $21.3 million for the first quarter 2008, resulting primarily from growth in the core public library channel, including increased revenue from our MLDV (My Library Download Video) product line and our new preloaded digital audio player, Playaway.

Revenue for the Test-prep and Intervention segment grew $0.4 million, or 2.3%, to $20.0 million for the first quarter 2008, reflecting continued growth in our Coach product line (Triumph Learning’s flagship brand), partially offset by a revenue decline in our Buckle Down/Options product lines.

Revenue for the K-12 Supplemental Education segment, reflecting our Sundance/Newbridge business, declined $1.8 million, or 34.0%, to $3.6 million for the first quarter 2008, we believe resulting from substantially increased competition in the supplemental education market as previously reported.

Revenue for the Medical Education segment declined $0.4 million, or 5.1%, to $7.0 million for the first quarter 2008, primarily due to lower revenue for Oakstone Medical resulting from the timing of product releases period versus period, partially offset by growth in our Oakstone Wellness business which includes newsletters, calendars and other ancillary Wellness products.

Income from operations declined $3.3 million to $2.7 million for the first quarter 2008, primarily reflecting the revenue decline for the quarter, in addition to increased professional fees related to the sale of our businesses and restructuring related costs associated with the wind-down of our Sundance/Newbridge business.

EBITDA, which we define as earnings before interest, taxes, depreciation, amortization, discontinued operations, and asset impairment charges, decreased $2.7 million to $9.2 million for the first quarter 2008, primarily reflecting the quarter revenue decline and increased restructuring and general and administrative costs associated with the wind-down of our Sundance/Newbridge business and sale transactions costs associated with the sale of our businesses.

Adjusted EBITDA, which we define as EBITDA excluding non-recurring expenses and restructuring and restructuring related charges, decreased $1.3 million to $10.7 million for the first quarter 2008, primarily reflecting EBITDA declines in the Medical Education and Test-prep and Intervention segments.

Capital expenditures — pre-publication costs relates to costs incurred in the development of new products. For the first quarter 2008, HCC invested $5.3 million in pre-publication costs, compared to $5.5 million during the first quarter 2007.

Capital expenditures — property and equipment relates to the purchase of tangible fixed assets such as computers, software, and leasehold improvements. For the first quarter 2008, HCC invested $0.5 million in property and equipment, compared to $0.6 million during the first quarter 2007.

Results of Operations

	Three Months Ended
	March 31,

Dollars in 000's	2008	2007

Library	$21,257	$20,592
Test-prep and Intervention	20,034	19,592
K-12 Supplemental Education	3,551	5,386
Medical Education	6,988	7,363

Total Revenue	$51,830	$52,933
Operating Expenses	49,112	46,884

Income From Operations	2,718	6,049
Net Income/(Loss)	$(9,892)	$(12,643)

	Three Months Ended
Other Financial Data:	March 31,

	2008	2007

EBITDA by Segment:
Library	$6,786	$6,836
Test-prep and Intervention	5,316	5,872
K-12 Supplemental Education	(847)	(846)
Medical Education	446	1,513
Corporate	(2,529)	(1.506)

EBITDA	$9,172	$11,869
Adjusted EBITDA	$10,666	$11,945

“EBITDA” is defined as net loss before interest, taxes, depreciation, amortization, and discontinued operations. “Adjusted EBITDA” is defined as EBITDA adjusted for restructuring and related charges (see table). We present EBITDA and Adjusted EBITDA because we believe that EBITDA and Adjusted EBITDA provide useful information regarding our operating results. We rely on EBITDA and Adjusted EBITDA as primary measures to review and assess the operational performance of our company and our management team in connection with executive compensation and bonus plans. We also use EBITDA and Adjusted EBITDA to compare our current operating results with corresponding historical periods and with the operating performance of other publishing companies and for evaluating acquisition targets. We believe it is useful to investors to provide disclosures of our operating results on the same basis as that used by our management. We also believe it can assist investors in comparing our performance to that of other publishing companies on a consistent basis without regard to depreciation, amortization, interest, taxes, and cumulative effects of accounting changes and discontinued operations that do not directly affect our operations.

EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for net income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States. Some of the limitations are:

•     EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or capitalized pre-publication costs;

•     EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

•     EBITDA and Adjusted EBITDA do not reflect our significant interest expense, or the cash requirements necessary to service interest or principal payments on our debt;

•     Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements and

•     Other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do, thereby limiting there usefulness as comparative measures.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered measures of discretionary cash available to us to invest in the growth of our business or as a measure of performance in compliance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA on a supplementary basis.

Reconciliation of Net Income/(Loss) to
EBITDA and Adjusted EBITDA:

	Three Months Ended March 31,

Dollars in 000's	2008	2007

Net Loss	$(9,892)	$(12,643)
Interest Expense and Other Including Income Taxes and Discontinued Operations	12,610	18,692

Income From Operations	2,718	6,049
Amortization of Pre-publication Costs	4,918	4,406
Depreciation and Amortization	1,536	1,414

EBITDA	$9,172	$11,869
Restructuring and Restructuring Related Charges and other Non-Recurring Charges	1,494	76

Adjusted EBITDA	$10,666	$11,945

Capital Expenditures	Pre-publication costs		Total Capital Expenditures
	Three months ended March 31,		Three months ended March 31,
Dollars in 000's	2008	2007	2008	2007

Library	$1,544	$1,398	$1,681	$1,554
Test-prep and Intervention	3,389	3,268	3,508	3,459
K-12 Supplemental Education	18	578	21	737
Medical Education	330	282	592	378
Corporate	—	—	2	12

Total Capital Expenditures	$5,281	$5,526	$5,804	$6,140

Balance Sheet Data:

As of
Dollars in 000's	March 31, 2008

Cash and Cash Equivalents	$48,039
Working Capital (1)	$(66,227)
Long Term Debt including current portion:
Senior secured term loan	$124,525
11 3/4% senior notes (2)	171,552
12 1/2% senior discount notes	122,009

$418,086
Stockholders’ deficit	(156,600)

(1)	As of March 31, 2008 we had an available cash balance of $48 million and negative working capital of $66.2 million compared to a positive working capital of $70 million for the three months ended March 31, 2007. This change in working capital is primarily due to Term Loans of $124.5 million coming due on August 15, 2008.

(2)	Face value at March 31, 2008 is $170,000

About Haights Cross Communications:
Founded in 1997 and based in White Plains, NY, Haights Cross Communications is a premier educational and library publisher dedicated to creating the finest books, audio products, periodicals, software and online services, serving the following markets: K-12 supplemental education, public library and school publishing, audio books, and medical continuing education publishing. Haights Cross companies include: Sundance/Newbridge Educational Publishing (Northborough, MA), Triumph Learning (New York, NY), Buckle Down/Options Publishing (Iowa City, IA), Recorded Books (Prince Frederick, MD), and Oakstone Publishing (Birmingham, AL). For more information, visit www.haightscross.com.

Safe Harbor Statement: This press release contains forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “potential” and similar expressions intended to identify forward-looking statements. Such statements include, without limitation, any statements regarding the anticipated sales process or the anticipated results of that process. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These risks, uncertainties and other factors may cause our actual results, performances or achievements to be materially different from those expressed or implied by our forward-looking statements. Factors that may cause our actual results to differ materially from our forward-looking statements include, among others, changes in external market factors, changes in our business or growth strategy, an inability to execute our strategy due to changes in our industry or the economy generally, the emergence of new or growing competitors and various other competitive factors; our sales strategy entails significant risks including but not limited to the diversion of management’s attention from our business and risk of loss of affected employees and/or customers resulting from the announcement of our plans, and sales may not be completed on a timely basis or on satisfactory terms, if at all; and other factors identified by us in documents filed by us with the Securities and Exchange Commission including those set forth in our Form 10-K for the year ended December 31, 2007, under the caption “Risk Factors”. In light of these risks and uncertainties, there can be no assurance that the events and circumstances described in forward-looking statements contained in this press release will in fact occur. There can also be no assurance that any of the operating units will be sold on a timely basis or on favorable terms, if at all. You should read this press release completely and with the understanding that our actual results may be materially different from what we expect. We do not assume any obligation, and do not intend to update these forward-looking statements, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements.